EXHIBIT 10.1

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE (AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS

5.5% CONVERTIBLE PROMISSORY NOTE

$2,000,000	November 9, 2015

For and in consideration of a loan in the principal amount of Two Million Dollars ($2,000,000) by Steve Gorlin (“Holder”) to Medovex Corp., a Nevada corporation (“Payor” or the “Company”), receipt of which loan proceeds is hereby acknowledged, and for other value received, said Payor hereby promises to pay to said Holder, or his permitted assigns, the principal sum of Two Million Dollars ($2,000,000), together with simple interest on the outstanding principal amount that has been advanced to the Company as provided herein at the rate of five and ½ percent (5.5%) per annum as herein provided not later than November 9, 2017 (the “Maturity Date”).  Holder shall advance (i) One Million Dollars of the principal sum to Company on the date hereof and (ii) subject to a Mandatory Prepayment Event (as defined below) not having occurred, the remaining One Million Dollars of the principal sum to Company no later than March 1, 2016. Interest shall begin to accrue on the outstanding principal amount advanced to the Company on the date of such advance and shall be payable on a quarterly basis on the first day of January, April, July and October from the date of advance until the outstanding principal amount advanced hereunder is repaid in full or until converted into common stock of the Company (the “Common Stock”) as provided herein.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.   All cash payments of interest hereunder shall be in lawful money of the United States of America.  Any conversion of interest into Common Stock shall be made at the Conversion Price of $2.00 per share for the conversion of the principal of this Note into Common Stock as provided below.  Upon payment in full of the amount of all interest payable hereunder (whether in cash or Common Stock) and conversion of the principal amount upon the occurrence of a Conversion Event (as provided herein) into Common Stock, this Note shall be surrendered to the Payor for cancellation.  The total amount of unpaid principal and interest shall be paid in full upon the occurrence of a “Mandatory Prepayment Event” prior to the Maturity Date, which is defined as the occurrence of any one of a Qualified Financing Transaction, a Change in Control Transaction, or a Streamline Sale Transaction, all as more particularly defined hereinbelow.

1.           This Note is issued pursuant to that certain 5.5% Convertible Promissory Note Subscription Agreement dated as of November 9, 2015, as may be amended (the “Note Subscription  Agreement”), and is subject to its terms and conditions. However, in the event of any conflict between the terms of this Note and the Note Subscription Agreement, the terms of this Note shall govern.

2.           (a)           This Note is convertible at any time upon the election of the Holder, in whole or in part into that number of shares of Common Stock of the Company equal to the quotient of (a) the outstanding principal amount and accrued interest of this Note as of date of such election, divided by (b) $2.00 subject to adjustment as hereinafter provided (the “Conversion Price”).  If the Note is converted in part, the Company will issue to Holder a new Note on terms identical to this Note for the unconverted amount of the Note. Such voluntary election to convert by Holder is herein called a “Voluntary Conversion”.  Holder must give the Company written notice of its election, addressed to the Company at 1735 Buford Hwy Ste 215-113, Cumming, GA 30041, via hand delivery or overnight courier or electronic mail at cfarrahar@medovex.com. Notice shall be deemed given upon receipt.

Upon receipt of written notice from the Holder of a Voluntary Conversion, the applicable amount of outstanding principal and accrued interest under this Note shall be converted into Common Stock of the Company at the Conversion Price, without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent.  The Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless and until such Note is either delivered to the Company or its transfer agent, or Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note.  The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder, a certificate or certificates for the securities to which Holder shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares, as determined by the board of directors of the Company.  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

(b)           The Conversion Price shall be subject to adjustment as follows.  If at any time while Holder’s conversion rights hereunder remain outstanding and unexpired, the Company:

(i)           subdivides or combines its capital stock, the Conversion Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination;

(ii)           pays a dividend generally with respect to its capital stock payable in shares of its capital stock, or makes any other distribution of its capital stock with respect to such capital stock, then the Conversion Price shall be adjusted, effective from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Conversion Price in effect immediately prior to such date of determination by a fraction, (A) the numerator of which shall be the total number of shares of its capital stock outstanding immediately prior to such dividend or distribution (determined on a fully diluted, as converted basis – but not considering this Note), and (B) the denominator of which shall be the total number of shares of such capital stock outstanding immediately after such dividend or distribution (determined as aforesaid); or

(iii)           sells or transfers any of its capital stock (except as may be provided for in Section (b)(i) and (ii) above, or in the case of an Excluded Issuance as defined below), for less than the then current Conversion Price per share, then the Conversion Price shall be decreased (but not increased) to a number equal to the quotient obtained by dividing X by Y where:

X
equals the sum of:  (a) the total number of shares of capital stock outstanding immediately prior to such issuance (including shares of capital stock receivable upon the exercise of currently exercisable options or warrants, but excluding this Note) multiplied by the then current Conversion Price; plus (b) the consideration received by the Company upon such issuance, and

Y
equals the total number of shares of capital outstanding immediately after the issuance of such capital stock (including shares of capital stock receivable upon the exercise of currently exercisable options or warrants, but excluding this Note);

provided, however, that there cannot, under any circumstances, be an issuance of Common Stock pursuant to this Section 2(b)(iii), taken together with the shares of Common Stock issued upon exercise of the Warrant described in Section 12 below, that equals 20 percent or more of the Common Stock or voting power previously outstanding without prior shareholder approval.

(c)           Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price with respect to any Excluded Issuance. “Excluded Issuance” means all shares of stock and options outstanding on November 9, 2015 and any issuance or sale by the Company after November 9, 2015 of: (i) shares of Common Stock issued upon the exercise of this Note; (ii)  shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements, or such greater number as may be approved by the Board of Directors;  (iii) shares of Common Stock issued upon the conversion or exercise of options (other than options covered by clause (ii) above) or convertible securities issued prior to November 9, 2015, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (iv) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by both the Board of Directors and the Holder; (v) shares issued in connection with the exercise of the conversion rights under the Warrant pursuant to Section 10 herein; (vi) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by both the Board of Directors and the Holder; or (vii) any shares of Common Stock issued or issuable that has been approved by the Board of Directors and Holder.

3.           In the event of a “Qualified Financing Transaction” (defined below), which occurs prior to the Maturity Date or any other Mandatory Prepayment Event, the outstanding principal balance and accrued and unpaid interest of this Note shall be payable in full.  A “Qualified Financing Transaction shall have been deemed to occur upon the issuance by Payor of shares of its equity securities (including debt convertible into equity securities) on or before the Maturity Date in one transaction or a series of related or unrelated private placement transactions or public offerings resulting in aggregate gross cash proceeds to the Payor of not less than Four Million Dollars ($4,000,000).

4.           In the event of a “Change in Control Transaction” (as hereinafter defined) which occurs prior to the Maturity Date or any other Mandatory Prepayment Event, then, effective immediately prior to such Change in Control Transaction, the outstanding principal balance of this Note and all accrued and unpaid interest  shall be payable in full.

The term “Change in Control Transaction” means (A) a share exchange, consolidation or merger of the Company with or into any other entity or any other corporate reorganization whether or not the Company is the surviving entity (unless the stockholders of the Company immediately prior to such share exchange, consolidation, merger or reorganization hold in excess of fifty percent (50%) of the general voting power of the Company or the surviving entity, as the case may be); (B) a transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s general voting power is transferred to a third party (or group of affiliated third parties) that were not previously stockholders of the Company (other than in connection with an original issuance of shares of capital stock by the Company); or (C) a sale of all or substantially all of the assets of the Company (unless the stockholders of the Company immediately prior to such sale hold in excess of fifty percent (50%) of the general voting power of the purchasing party or parties).  The determination of “general voting power” shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements that establish a management structure or that vest the right to designate directors in certain parties.

5.           In the event of a “Streamline Sale Transaction” (defined below) which occurs prior to the Maturity Date or any other Mandatory Prepayment Event, then, effective immediately upon the closing of such Streamline Sale Transaction, the outstanding principal balance of this Note and all accrued and unpaid interest  shall be payable in full.  As used herein, the term “Streamline Sale Transaction” means the closing of the sale of all or substantially all of the stock or assets of Streamline, Inc. a wholly-owned subsidiary of the Company.

6.           Payor may prepay the principal amount of this Note, together with all accrued but unpaid interest thereon, prior to the Maturity Date without premium or penalty; provided that Payor gives written notice to Holder at least ten (10) days prior to the date that Payor prepays this Note.

7.           If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Payor, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable and Payor shall pay all reasonable attorneys’ fees and court costs actually incurred by Holder in enforcing and collecting this Note.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           Payor (i) fails to pay timely any accrued interest or other amounts due under this Note on the date the same becomes due and payable, and such amount remains unpaid for a period of ten (10) business days after written notice thereof from Holder, or (ii) fails to pay outstanding principal and all accrued interest upon the Maturity Date or any Mandatory Prepayment Event;

(b)           Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)           An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

8.   This Note shall be governed by construed and under the laws of the State of Georgia, without giving effect to conflicts of laws principles.

9.           This Note may be transferred only upon (a) its surrender by Holder to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company and (b) compliance with applicable provisions of the Note Subscription Agreement, including (without limitation) the Company’s receipt, if it so requests, of an opinion of counsel as set forth in the Note Subscription Agreement.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10.           This Note carries a Warrant in the form attached hereto as Exhibit A, which provides the Holder the right to purchase shares of Common Stock for a period of three (3) years from and after the date hereof.

11.           The Holder shall be provided piggy back registration rights in accordance with the Registration Rights Agreement attached hereto as Exhibit B.

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SIGNATURES ON FOLLOWING PAGE

5.5% CONVERTIBLE PROMISSORY NOTE
 SIGNATURE PAGE

This Note is hereby issued to Holder as of the date first above written.

Medovex Corp.
By: /s/ Jarrett Gorlin
Name: Jarrett Gorlin
Title: CEO

Acknowledged and Agreed to by Holder:

/s/ Steve Gorlin Steve Gorlin

EXHIBIT A

Warrant

(Attached.)